SECURITIES AND EXCHANGE COMMISSION
      	               Washington, D.C.  20549


                             FORM 8-K/A
                          (Amendment No. 1)
                        (Dated July 1, 1996)

                           CURRENT REPORT


              Pursuant to Section 13 or 15 (d) of the
                  Securities Exchange Act of 1934



                  Date of Report: January 12, 1996



                       DBS Industries, Inc.


     Delaware                 0-28348              84-1124675
 (State or other             (Commission        (I.R.S.Employer
 Jurisdiction of           File Number)        Identification No.)
  Incorporation)


          495 Miller Avenue, Mill Valley, CA        94941
       (Address of principal executive offices)   (Zip Code)



       Registrant's telephone number, including area code:
                       (415) 380-8055

Item 2. Acquisition or Disposition of Assets

    	On January 12, 1996, DBS Industries, Inc. (the "Company") acquired 72,030 shares of common stock of Continental Satellite Corporation ("Continental") which the Company at the time believed represented an approximate 34% interest in Continental. Continental has a permit to receive one of the nine direct broadcast satellite ("DBS") licenses awarded by the Federal Communications Commission ("FCC"). The Company acquired the 72,030 shares of common stock of Continental from INTRASPACE Corporation ("Intraspace") for approximately $2.3 million pursuant to a stock purchase agreement.

    	The Company financed the purchase of the 72,030 shares of Continental common stock pursuant to a three-year, $3 million Series B convertible debenture with Echostar Communication Corporation ("Convertible Debenture"). The Convertible Debenture bears interest at the rate of prime, plus 2% on the outstanding balance. Interest only payments are due on a quarterly basis and the Convertible Debenture is due on January 12, 1999. With consent of the holder, the Company may extend the due date in additional one year increments. At the election of the holder, the holder may receive interest payments in the form of common stock of the Company based on the average closing bid price during the quarter. In addition, the holder has the right to convert the Convertible Debenture, plus any accrued interest, into common stock of the Company at $.18 per share subject to adjustment due to standard anti-dilutive provisions. The Convertible Debenture is subject to subordination in the event the Company seeks certain types of financing. The Company may redeem the Convertible Debenture at any time, and the Convertible Debenture is secured by the 72,030 shares of common stock of Continental and 200,000 shares of common stock of Direct Broadcast Satellite Corporation owned by the Company.

    	On January 22, 1996, Loral Aerospace Holdings, Inc. ("Loral") filed a complaint (No. CV755366) in the Superior Court of the State of California In and For the County of Santa Clara (the Court) against Continental and its shareholders. The complaint seeks declaratory relief to declare that rescission by Continental of a share certificate issued to Loral is invalid, that a September 15, 1995, meeting of Continental's shareholders was not properly noticed and therefore the meeting and the actions taken at such meeting were invalid, that Loral should be deemed a 51% shareholder of Continental in accordance with a prior judgment involving Loral and Continental, that certain shares issued by Continental, including the 72,030 shares of common stock issued to Intraspace and subsequently purchased by the Company, were improperly issued and should be voided, and that a constructive trust should be imposed on 51% of the common stock issued to defendant shareholders. Loral also sought a temporary restraining order preventing Continental from taking certain actions in connection with its common stock including recording any transfer of Continental common stock on its books and records. The Company was not named as a defendant in the complaint.

    	On January 26, 1996, the Court issued a temporary restraining order preventing Continental from issuing any new Continental shares that would dilute Loral's stock interest without first providing written notice of its intent to Loral. Within 72 hours from written notice, Loral has the right to acquire, under the same terms and conditions, the Continental shares proposed to be issued. Loral must exercise its right to acquire additional shares of Continental within the 72 hour period following the notice or such right will be waived. The first right of refusal to acquire any proposed new issuance of Continental shares shall apply only to the extent that Loral's interest remains below 51% of the issued and outstanding shares of Continental. Further any shares of Continental acquired by Loral pursuant to this first right of refusal is subject to rescission by the Court.

    	On April 11, 1996, the Court ordered, among other things, that Michael Targoff, Eric Zahler, representatives of Loral, and
Fred Thompson, be appointed as Continental's directors.

    	Loral moved for summary judgment in its favor in April 1996. On May 16, 1996, the Court granted Loral's motion in part. It ruled that all shares of Continental issued on or after September 15, 1995, including the 72,030 shares of common stock issued to Intraspace and sold to the Company, are invalid. The Court based its decision upon a finding that Continental did not obtain proper shareholder approval to amend its Articles of Incorporation to increase the number of shares of common stock that may be issued. However, the judge further stated that, although the Company's shares in Continental may be deemed invalid, Intraspace and the Company are not necessarily without equitable remedy. The Court has set for trial on September 16, 1996 on the issue of whether the Company has an equitable ownership interest in Continental. The Company intends to challenge the Court's ruling regarding the invalidity of the Company's Continental shares.

    	The Company believes that it has an interest in Continental. At this time, this interest cannot be determined definitely until trial which is scheduled for September 16, 1996. Pursuant to the stock purchase agreement entered into with Intraspace, Intraspace agreed to defend and indemnify the Company in the event that there was a breach or inaccuracy of any representation made by Intraspace in the stock purchase agreement. In the event that Company's interest in Continental is not recognized, the Company may seek indemnity and damages from Intraspace pursuant to their stock purchase agreement since Intraspace indicated that it had good and marketable title to the 72,030 shares of Continental.
The Company may also be able to assert a claim against Continental and Loral. See also Item 3. to the Company's Form 10-KSB for the year ended December 31, 1995 for a further discussion on this litigation.

Item 7. Financial Statements and Exhibits

   	(a) Financial statements of businesses acquired.

      		Not Applicable.

   	(b) Pro forma financial information.

      		Not Applicable

   	(c) Exhibits

	   10.23  Stock Purchase Agreement between INTRASPACE
Corporation and DBS Industries, Inc.*

   	10.24  DBS Industries $3,000,000, Three Year Convertible
Debenture, Series B due January 12, 1999. *

* Previously filed on Form 8-K For the Date of Report of January
12, 1996, filed with the Commission on February 2, 1996.

Item 8. Change in Fiscal Year

    	On January 15, 1996, the Board of Directors of the Company decided to change the Company's fiscal year end from July 31 to December 31. The Company intends to file a Form 10-KSB for the transition period beginning August 1, 1995 and ending December
31, 1995.

                           	SIGNATURES

   	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         DBS Industries, Inc.


                                        Fred W. Thompson
Dated: July 1, 1996                     Fred W. Thompson
                                            President